UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

INMED PHARMACEUTICALS INC.

(Exact Name of Company as Specified in Charter)

British Columbia	001-39685	98-1428279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InMed Pharmaceuticals Inc.
1445, 885 West Georgia St.
Vancouver, B.C.
Canada	V6C 3E8
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (604) 669-7207

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	INM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under Item 7.01 relating to the treatment of fractional shares is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 8, 2024, InMed Pharmaceuticals Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors approved a proposal on October 29, 2024 to consolidate all of its issued and outstanding common shares, no par value (the “Common Shares”), on the basis of one (1) post-consolidation share for each twenty (20) pre-consolidation Common Shares (the “Consolidation”) in order to regain compliance with the minimum $1.00 bid price per share requirement, as set forth in Nasdaq Listing Rule 5550(a)(2). As a result of the Consolidation, each 20 of the Common Shares issued and outstanding, on a pre-Consolidation basis, will be automatically combined and converted into one share, post-Consolidation.

The exercise price and number of Common Shares issuable upon the exercise of outstanding stock options, warrants or other convertible securities will be proportionately adjusted to reflect the Consolidation in accordance with the terms of such securities. Per the requirements of the Business Corporations Act (British Columbia), under which the Company is regulated, if fractional shares are to be converted into whole shares, each fractional share remaining after the completion of the Consolidation that is less than half of a share must be cancelled and each fractional share that is at least half of a share must be rounded up to one whole share, therefore, no fractional shares will be issued as a result of the Consolidation.

The Company anticipates that the Consolidation will be deemed effective by Nasdaq on November 14, 2024 and the Common Shares are expected to begin trading on a split-adjusted basis at the market open on November 15, 2024.

As a result of the Consolidation, the issued and outstanding Common Shares will be reduced from 14,361,550 to approximately 718,078 Common Shares on a non-diluted basis, and each of the Company’s shareholders will hold the same overall percentage of Common Shares outstanding immediately after the Consolidation as such shareholder held immediately prior to the Consolidation. Immediately following the Consolidation, the CUSIP number for the Common Shares will be 457637700.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The disclosure set forth under Item 7.01 is incorporated herein by reference, except the last paragraph under Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release, dated November 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMED PHARMACEUTICALS INC.

Date: November 8, 2024	By:	/s/ Eric A. Adams
Eric A. Adams
President & Chief Executive Officer

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